As filed with the Securities and Exchange Commission on August 17, 2004

                                                Registration No. 333-117772

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              BELLSOUTH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


     A Georgia Corporation                     I.R.S. Employer No. 58-1533433
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)




                            1155 Peachtree St., N.E.
                           Atlanta, Georgia 30309-3610
                         Telephone Number (404) 249-2000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                  ------------

                                Agent for Service
                                 Ray E. Winborne
                              BellSouth Corporation
                                 15G03 Campanile
                            1155 Peachtree St., N.E.
                           Atlanta, Georgia 30309-3610
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                  ------------

                  Please send copies of all communications to:
            Stacey K. Geer                           Charles S. Whitman III
          BellSouth Corporation                       Davis Polk & Wardwell
         1155 Peachtree St., N.E.                     450 Lexington Avenue
                 Suite 1800                         New York, New York 10017
       Atlanta, Georgia 30309-3610
                                  ------------
         Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.
                                  ------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-[ ].

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-[ ].

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                  ------------


                         CALCULATION OF REGISTRATION FEE


                                       Proposed     Proposed
Title of each                          maximum      maximum
class of                               offering     aggregate       Amount of
securities to        Amount to be      price per    offering        registration
be registered        registered        unit (1)     price (1)       fee


--------------------------------------------------------------------------------

Debt Securities     $6,950,000,000(2)     100%     $6,950,000,000    $880,565(3)

================================================================================
-------------
(1) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest, if any.
(2) If any Debt Securities are issued at an original issue discount, the net proceeds to be received by BellSouth Corporation shall be deemed to be the amount to be registered (excluding any fees and commissions). Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from BellSouth Corporation.
(3) Previously paid. Pursuant to Rule 457(p) under the Securities Act of 1933, an aggregate of $80,734 was offset against this fee. This offset consisted of fees paid in connection with Registration Statement No. 333-33466 filed on March 29, 2000 by BellSouth Corporation.

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $1,550,000,000 of debt securities registered and remaining unissued under Registration Statement No. 333-67084 previously filed by the Registrant, in respect to which $387,500 has been paid to the Commission as filing fees.
                                  ------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS -- SUBJECT TO COMPLETION, DATED AUGUST 17, 2004


                                 $8,500,000,000


                              BellSouth Corporation


                                 DEBT SECURITIES


         BellSouth may periodically offer these securities. The supplements to this prospectus will describe the specific terms of these securities. You should read this prospectus and any supplements carefully before you invest.





                                  ------------





         Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.








                                  ------------








               The date of this prospectus is ______________, 2004

                              ABOUT THIS PROSPECTUS

         You may rely on the information contained in this prospectus but should not assume the information is accurate after the date of this prospectus, even if it is delivered subsequently for any purpose. Neither we nor any underwriter has authorized anyone else to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $8,500,000,000.

         This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus.


                                TABLE OF CONTENTS

         Where You Can Find More Information..........................2
         BellSouth Corporation........................................3
         Ratio of Earnings to Fixed Charges...........................3
         Use of Proceeds..............................................3
         Description of Securities....................................4
         Plan of Distribution.........................................7
         Legal Opinions...............................................7
         Experts......................................................7


                       WHERE YOU CAN FIND MORE INFORMATION

         BellSouth is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports and other information with the SEC. You may read and copy these reports at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at
(800) 732-0330. In addition, the SEC maintains an Internet site that contains reports and other information regarding BellSouth (http://www.sec.gov).

         We have registered these securities with the SEC (No. 333-117772) under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You may obtain copies of the registration statement, including exhibits, as discussed in the first paragraph.

         The SEC allows us to "incorporate by reference" into this prospectus required information on file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We have filed the following documents with the SEC (File No. 1-8607) and those documents are incorporated by reference into this prospectus:

          (1) Annual Report on Form 10-K for the year ended December 31, 2003;

          (2) Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2004; and

          (3) Current Reports on Form 8-K dated February 17 (as amended by Form 8-K/A dated February 18), March 10, April 7, June 28, July 30 and August 11, 2004.

         All documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of any series of debt securities will be incorporated by reference in this prospectus and will be a part of it from the date of filing of such documents.

         You may obtain copies of the above documents upon request without charge from the office of the Controller of BellSouth, 1155 Peachtree Street, N.E., 15G03, Atlanta, Georgia 30309-3610 (telephone number 404-249-2000).


                              BELLSOUTH CORPORATION

         BellSouth Corporation is a Fortune 100 communications company headquartered in Atlanta, Georgia and a parent company of Cingular Wireless, the nation's second largest wireless voice and data provider.

         Backed by award winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth AnswersSM, residential and small business customers can bundle their local and long distance service with dial up and high speed DSL Internet access, satellite television and Cingular(R) Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers online and directory advertising through BellSouth(R) RealPages.comSM and The Real Yellow Pages(R).

More information about BellSouth can be found at www.bellsouth.com.

         We were incorporated in 1983 under the laws of the State of Georgia and have our principal executive offices at 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610 (telephone number 404-249-2000).


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the unaudited historical ratios of earnings to fixed charges of BellSouth and its subsidiaries.

     Six Months Ended
         June 30,                            Year Ended December 31,
2004              2003              2003     2002     2001     2000     1999
----              ----              ----     ----     ----     ----     ----
7.16              5.39              5.68     5.03     3.98     5.36     5.99

         For the purpose of calculating the ratio of earnings to fixed charges, earnings consists of :

           o Income from continuing operations before deduction for taxes and interest;
           o  Portion of rental expense representative of the interest factor;
           o  Equity in losses from less-than-50% owned investments; and
           o Excess of earnings over distributions of less-than-50% owned investments.

         For the purpose of calculating the ratio of earnings to fixed charges, fixed charges consists of:

           o  Interest; and
           o  Portion of rental expense representative of the interest factor.


                                 USE OF PROCEEDS

         Unless otherwise specified in the prospectus supplement, we will use the proceeds from the sale of debt securities for the following purposes:

           o  To provide funds to repay our long- and short-term debt, if any;
           o  To provide the funds we need to diversify our activities;
           o  To provide funds for our subsidiaries; and
           o  To provide funds for our general corporate purposes.

         We will describe the specific use of proceeds from the sale of debt securities in the prospectus supplement. We may raise funds through the sale of debt securities in the United States, European and overseas markets.

                            DESCRIPTION OF SECURITIES

         The following description sets forth certain general terms and provisions of the securities and the form of indenture. You may obtain a copy of the indenture as described in "Where You Can Find More Information" on page 2. Particular sections of the indenture are cited parenthetically.

General

         The securities will be issued under an indenture between BellSouth and the trustee named therein. We have executed indentures dated as of August 15, 2001 with each of The Bank of New York, The Chase Manhattan Bank, SouthTrust Bank and SunTrust Bank, as trustee, and we have executed an indenture dated as of August 13, 2004 with Regions Bank, as trustee. The prospectus supplement for each offering of securities will name the trustee for that offering and will describe the specific terms of the debt securities offered through that prospectus supplement. BellSouth and certain of its affiliates maintain banking relationships in the ordinary course of business with the trustees and certain of their affiliates.

         The indenture does not limit the amount of securities that may be issued, and securities may be issued as authorized from time to time by our Board of Directors, by a company order signed by two of our officers or by a supplemental indenture. All of the securities of a series do not need to be issued at the same time and, unless the prospectus supplement provides otherwise, a series may be reopened for additional issuances of securities of such series. The securities will be unsecured general obligations and will rank equally with our other outstanding debt.

Global Securities

  Form and Exchange

         We will normally issue the securities in book-entry only form, which means that they will be represented by one or more permanent global certificates registered in the name of The Depository Trust Company, New York, New York ("DTC"), or its nominee. We will refer to this form here and in the prospectus supplement as "book-entry only."

         Alternatively, we may issue the securities in certificated form registered in the name of the holder. Under these circumstances, holders may receive certificates representing the securities. Securities in certificated form will be issued only in increments of $1,000 and multiples of $1,000 and will be exchangeable without charge except for reimbursement of taxes or other governmental charges, if any. We will refer to this form as "certificated."

         If we issue original issue discount ("OID") securities, we will describe the special United States federal income tax and other considerations of a purchase of such securities in the prospectus supplement. OID securities are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance.

  Book-Entry Only Procedures

         The following discussion pertains to securities that are issued in book-entry only form.

         We would issue one or more global securities to DTC or its nominee. DTC would keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant would then keep a record of its clients who purchased the securities. A global security is not transferable, except that DTC, its nominees and their successors may transfer an entire global security to one another.

         Under book-entry only, we would not issue certificates to individual holders of the securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

         DTC has provided us with the following information. DTC is:

           o a limited-purpose trust company organized under the New York Banking Law;

           o a "banking organization" within the meaning of the New York Banking Law;

           o  a member of the United States Federal Reserve System;

           o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

           o a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

         DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

         DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC and its participants are on file with the SEC.

         DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         We will wire principal and interest payments to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, neither we nor the trustee will have any responsibility or liability to pay amounts due on the securities, or to furnish any information, directly to owners of beneficial interests in the global securities.

         It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records as of the record date for such payment. In addition, it is DTC's current practice to assign any consenting or voting rights to participants, whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with securities held for the account of customers registered in "street name." However, these payments will be the responsibility of the participants and not of DTC, the trustee or us.

         Securities represented by a global security would be exchangeable for securities represented by certificates with the same terms in authorized denominations only if:

           o DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and we do not appoint a successor depository within 90 days; or

           o we instruct the trustee that the securities will not be represented by a global security; or

           o  an event of default has occurred and is continuing.

Lien on Assets

         The indenture does not restrict us from encumbering our assets. However, if we encumber our assets, we will likewise secure outstanding securities, and any other of our obligations, which may be entitled to the benefit of a similar covenant. This covenant does not apply to purchase-money liens, to deposits or pledges under workers' compensation, unemployment insurance or other laws or to secure judicial or other statutory obligations. Our affiliates may mortgage, pledge or subject their property or assets to any lien without restriction. (Section 4.02)

Successor Entities

         We may not consolidate with or merge into, or transfer or lease our property and assets substantially as an entirety to, another entity unless the successor entity is a United States corporation which assumes all our obligations under the securities and the indenture. In addition, we cannot enter into any of these transactions if immediately after the transaction a default or event of default would occur under the indenture. If these conditions are satisfied, except in the case of a lease, all of our obligations under the indenture and the securities will terminate. (Section 5.01)

Events of Default

         The following would be events of default under the indenture regarding a series of securities:

           o default in the payment of interest on any security of such series for 90 days;

           o default in the payment of the principal of any security of such series;

           o failure by us to comply with any of our other agreements relating to the securities of such series for more than 90 days after receiving notice of such default from the trustee or the holders of 25% in principal amount of the outstanding securities of that series; and

           o  certain events of bankruptcy or insolvency relating to us.

         A payment default regarding one series would not create a cross-default with regard to any other series of securities issued under that indenture. (Section 6.01) If an event of default occurs and is continuing regarding the securities of any series, the trustee or the holders of at least 25% in principal amount of all of the outstanding securities of that series may declare the principal (or, if the securities of that series are OID securities, such portion of the principal amount as may be specified in the terms of that series) of, and any accrued interest on, all the securities of that series to be due and payable. Securities of all other series would be unaffected. Upon declaration, such principal (or, in the case of OID securities, such specified amount) and interest would become due and payable immediately. (Section 6.02)

         Securityholders may not enforce the indenture or the securities, except as provided in the indenture. (Section 6.06) The trustee may require indemnity before it enforces the indenture or the securities (Section 7.01(e)) Subject to certain limitations, holders of a majority in principal amount of the securities of each series affected may direct the trustee in its exercise of any trust power regarding securities of that series. (Section 6.05) The trustee may withhold from securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. (Section 7.05)

Amendment And Waiver

         Subject to certain exceptions, we may amend or supplement the indenture and the securities by agreement between us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each affected series. Also, we may be excused from complying with an obligation under the indenture with the consent of the holders of a majority in principal amount of outstanding securities of each affected series. However, without the consent of each securityholder affected, an amendment or waiver may not:

           o reduce the amount of securities whose holders must consent to an amendment or waiver;

           o reduce the rate of, or change the time for payment of, interest on any security;

           o reduce the principal of, or change the fixed maturity of, any security;

           o waive a default in the payment of principal of or interest on any security;

           o make any security payable in money other than that stated in the security; or

           o impair the right to institute suit for the enforcement of any payment on or with respect to any securities.

         We and the trustee may agree to amend or supplement the indenture without the consent of any securityholder:

           o to cure any ambiguity, defect or inconsistency in the indenture or in the securities of any series;

           o to provide for the issuance of, and establish the form, terms and conditions of, a series of securities or to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of securities;

           o to secure the securities under the circumstances described under "Lien on Assets" on page 5;

           o to provide for the assumption of all of our obligations under the securities and the indenture in connection with a merger, consolidation or transfer or lease of our property and assets substantially as an entirety as provided for in the indenture;

           o to provide for uncertificated securities in addition to or in place of certificated securities;

           o to add to rights of securityholders or surrender any right or power conferred on us; or

           o to make any change that does not adversely affect the rights of any securityholder.
              (Section 9.01)


                              PLAN OF DISTRIBUTION

         We may sell the securities directly to purchasers, through agents, through dealers, through underwriters or through a combination of those methods.

         The securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of securities, underwriters or agents may receive discounts, concessions or commissions from us or from purchasers for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive discounts, concessions or commissions from the underwriters or from purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may all have the status of underwriters under the Securities Act of 1933. The prospectus supplement will identify any underwriter or agent and describe any compensation paid by us.

         We may agree to indemnify underwriters and other persons against certain civil liabilities, including liabilities under the Securities Act of 1933.


                                 LEGAL OPINIONS

         Stacey K. Geer, Chief Securities Counsel of BellSouth, is rendering an opinion regarding the legality of the securities.

         On behalf of dealers, underwriters or agents, Davis Polk & Wardwell is rendering an opinion regarding certain legal matters in connection with the offering of the securities.


                                     EXPERTS

         The audited consolidated financial statements incorporated in this Registration Statement by reference to BellSouth Corporation's Current Report on Form 8-K dated July 30, 2004, except as they relate to Cingular Wireless LLC, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, and, insofar as they relate to Cingular Wireless LLC, by Ernst & Young LLP, an independent registered public accounting firm, whose reports thereon are incorporated by reference herein. Such financial statements have been so incorporated in reliance on the reports of such independent registered public accounting firms, given on the authority of such firms as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution


The following table sets forth all fees and expenses payable by the registrant in conjunction with the issuance and distribution of the securities being registered hereby. All of such expenses, except the Securities and Exchange Commission registrant fee, are estimated.

Securities and Exchange Commission Filing Fee...................    $    880,565
Rating Agency Fees..............................................         700,000
Initial Fees and Expenses of Trustees, Transfer
     Agent and Paying Agent.....................................         100,000
Printing and Distribution of Registration Statement,
     Prospectus, Indenture, Notes and Miscellaneous
     Material...................................................          70,000
Accountants' Fees and Expenses..................................          20,000
Legal Fees and Expenses.........................................          50,000
Miscellaneous Expenses..........................................           9,435
                                                                   -------------
          Total  ...............................................    $  1,830,000
                                                                   =============



Item 15.  Indemnification of Directors and Officers

         As authorized by the Georgia Business Corporation Code (the "GBCC"), BellSouth's Articles of Incorporation limit the monetary liability of its directors to BellSouth or its shareholders for any breach of their duty of care or any other duty as a director except (1) for misappropriation of any business opportunity of BellSouth, (2) for acts or omissions not in good faith or which constitute intentional misconduct or a knowing violation of law, (3) for liability for certain unlawful distributions, or (4) for any transaction from which the director derived an improper personal benefit.

         As authorized by the GBCC, the shareholders of BellSouth have adopted an amendment to the Bylaws expanding directors' and officers' indemnification rights and have approved a form of Indemnity Agreement which BellSouth may enter with its directors or officers. A person with whom BellSouth has entered into such an Indemnity Agreement (an "Indemnitee") shall be indemnified against liabilities and expenses related to such person's capacity as an officer or director or to capacities served with other entities at the request of BellSouth, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors' and officers' liability insurance policy maintained by BellSouth, and in the event of a "change in control" (as defined in the Indemnity Agreement), obligations under the Indemnity Agreement will be secured with a letter of credit in favor of the Indemnitee in an amount of not less than $1,000,000. BellSouth has entered into Indemnity Agreements with each of its directors.

         The GBCC generally empowers a corporation, without shareholder approval, to indemnify directors against liabilities in proceedings to which they are named by reason of serving as a director of the corporation, if such person acted in a manner believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Without shareholder approval, indemnification is not permitted of a director adjudged liable to the corporation in a proceeding by or in the right of the corporation or a proceeding in which the director is adjudged liable based on a personal benefit improperly received, absent judicial determination that, in view of the circumstances, such person is fairly and reasonably entitled to indemnification of reasonable expenses incurred.

         The GBCC permits indemnification and advancement of expenses to officers who are not directors, to the extent consistent with public policy. The GBCC provides for mandatory indemnification of directors and officers who are successful in defending against any proceeding to which they are named because of their serving in such capacity.

         BellSouth's Bylaws also provide that BellSouth shall indemnify any person made or threatened to be made a party to any action (including any action by or in the right of BellSouth) by reason of service as a director or officer of BellSouth, (or of another entity at BellSouth's request), against liabilities and expenses to the maximum extent permitted by the GBCC.

         The general limitations in the GBCC as to indemnification may be superseded to the extent of the limited liability provision (with respect to directors) in BellSouth's Articles of Incorporation and the Indemnity Agreements, as authorized by the shareholders and as described above.

         The directors and officers of BellSouth are covered by liability insurance policies pursuant to which (a) they are insured against loss arising from certain claims made against them, jointly or severally, during the policy period for any actual or alleged breach of duty, neglect, error, misstatement, misleading statements, omission or other wrongful act and (b) BellSouth is entitled to have paid by the insurers, or to have the insurers reimburse BellSouth for amounts paid by it, in respect of such claims if BellSouth is required to indemnify officers and directors for such claims.

         Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibit 1 to this registration statement, will agree to indemnify BellSouth's directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to BellSouth by or on behalf of any such indemnifying party.


Item 16.  Exhibits

Item
 No.                                   Description
----                                   -----------

1         Form of Underwriting Agreement.
4a Indenture dated as of August 15, 2001 between BellSouth Corporation and The Bank of New York, as Trustee (incorporated by reference to
          Exhibit 4-a in the Registrant's Registration Statement on Form S-3 (File No. 333-67084).
4b Indenture dated as of August 15, 2001 between BellSouth Corporation and SunTrust Bank, as Trustee (incorporated by reference to Exhibit 4-b in the Registrant's Registration Statement on Form S-3 (File No. 333-67084).
4c Indenture dated as of August 15, 2001 between BellSouth Corporation and The Chase Manhattan Bank, as Trustee (incorporated by reference to
          Exhibit 4-a in the Registrant's Current Report on Form 8-K dated October 18, 2001 (File No. 1-8607).
4d Indenture dated as of August 15, 2001 between BellSouth Corporation and SouthTrust Bank, as Trustee (incorporated by reference to Exhibit 4-b in the Registrant's Current Report on Form 8-K (File No. 1-8607).
4e Indenture dated as of August 13, 2004 between BellSouth Corporation and Regions Bank, as Trustee.
5* Opinion of Stacey K. Geer, Chief Securities Counsel of BellSouth Corporation, as to the legality of the securities to be issued.
12        Computation of Ratio of Earnings to Fixed Charges.
23-a* Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.
23-b* Consent of Ernst & Young LLP, an independent registered public accounting firm.
23-c*     Consent of Stacey K. Geer is contained in Exhibit 5.
24-a*     Powers of Attorney - BellSouth Corporation
25-a      Statement of Eligibility of Trustee (Bank of New York).
25-b      Statement of Eligibility of Trustee (SunTrust Bank).
25-c      Statement of Eligibility of Trustee (The Chase Manhattan Bank).
25-d      Statement of Eligibility of Trustee (SouthTrust Bank).
25-e      Statement of Eligibility of Trustee (Regions Bank).

----------
  * Previously filed.


Item 17.  Undertakings

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective Amendment to this registration statement:

                           (i) To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 or otherwise (other than the insurance policies referred to therein), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized, in the City of Atlanta and State of Georgia, on the 17th day of August, 2004.


                                             BELLSOUTH CORPORATION




                                             By:  /s/ W. Patrick Shannon
                                                  W. Patrick Shannon
                                                  Vice President - Finance


                  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.


         Principal Executive Officer:
          F. Duane Ackerman*        Chairman of the Board, President and Chief
                                    Executive Officer

         Principal Financial Officer:
          Ronald M. Dykes*          Chief Financial Officer

         Principal Accounting Officer:
          W. Patrick Shannon*       Vice President - Finance

         Directors:
          F. Duane Ackerman*
          Reuben V. Anderson*
          James H. Blanchard*
          J. Hyatt Brown*
          Armando M. Codina*
          Kathleen F. Feldstein*
          James P. Kelly*
          Leo F. Mullin*                 *By: /s/ W. Patrick Shannon
          Robin B. Smith*                         W. Patrick Shannon,
          William S. Stravropoulos*         individually and as attorney-in-fact

                                                    August 17, 2004


         * by power of attorney